Exhibit 99.2

Joint Filer Information

Item	Information
Name:	Ann Kempner, preliminary co-executor of the Estate of Thomas L. Kempner
Address	c/o Loeb Holding Corporation 100 Wall Street, 19th Floor New York, NY 10005
Designated Filer:	Estate of Thomas L. Kempner
Issuer Name and Ticker or Trading Symbol:	Intersections Inc. (INTX)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable.
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Item	Information
Name:	Bruce Lev, preliminary co-executor of the Estate of Thomas L. Kempner
Address	c/o Loeb Holding Corporation 100 Wall Street, 19th Floor New York, NY 10005
Designated Filer:	Estate of Thomas L. Kempner
Issuer Name and Ticker or Trading Symbol:	Intersections Inc. (INTX)
Relationship of Reporting Person(s) to Issuer:	10% Owner and Director
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable.
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Item	Information
Name:	Mel Epstein, preliminary co-executor of the Estate of Thomas L. Kempner
Address	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038
Designated Filer:	Estate of Thomas L. Kempner
Issuer Name and Ticker or Trading Symbol:	Intersections Inc. (INTX)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable.
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person